Exhibit 4.1

No.	INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA	Shares

PRINCETON BANCORP, INC.

COMMON STOCK

CUSIP

FULLY PAID AND NON-ASSESSABLE

NO PAR VALUE PER SHARE

THIS CERTIFIES THAT:

IS THE OWNER OF:

SHARES OF COMMON STOCK OF

PRINCETON BANCORP, INC.

The shares of common stock evidenced by this certificate are transferrable only on the books of the Corporation by the holder hereof or by duly authorized attorney upon surrender of this certificate properly endorsed or assigned. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Corporation’s Articles of Incorporation and all amendments thereto, to all of which the holder by acceptance hereof assents.

This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, Princeton Bancorp, Inc. has caused this certificate to be executed by its duly authorized officers and has caused its seal to be hereunto affixed this                day of                 , 2022.

By:		By:
	ROBERT N. RIDOLFI		EDWARD J. DIETZLER
	SECRETARY		PRESIDENT AND CHIEF EXECUTIVE OFFICER

Countersigned:
CORPORATE SEAL
TRANSFER AGENT
By:
AUTHORIZED SIGNATURE

For value received, hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

(please print or typewrite name and address including postal zip code of assignee)

Shares of the common stock represented by the within certificate, and does hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within-named corporation with full power of substitution in the premises.

Dated,
In the presence of	Signature:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.